SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

September 14, 2026
Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.
(Exact name of registrant as specified in its charter)

Texas
(State or other jurisdiction of incorporation)

001-33228	20-0065053
(Commission File Number)	(IRS Employer Identification No.)

12222 Merit Drive, Suite 1450, Dallas, TX 75251
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 5.03 Amendment to the Bylaws

Under Article VI of the Company’s Bylaws, the following change was made by adding section 6.7 as follows:

ARTICLE VI – STOCK

6.7 REPURCHASING SHARES

The Board of Directors has the authority in these Bylaws to approve the repurchase of company shares in the best interests of the corporation and its shareholders at fair market value. Any share buybacks shall be disclosed and conducted in compliance with both the TBOC and federal securities rules.

Based upon the recommendation of management, the above changes were approved by the Board of Directors on September 14, 2026. The effective date of the amendment to the Amended Bylaws of Zion Oil & Gas, Inc. is September 14, 2026, and the amended Bylaws are provided under Exhibit 3(i).1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3(i).1 – Amended Bylaws of Zion Oil & Gas, Inc., as of September 14, 2026

Exhibit 104 –    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: September 14, 2026	By:	/s/ Robert Dunn
Robert Dunn
Chief Executive Officer